UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2019

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1170 Peachtree Street, Suite 600
Atlanta, GA 30309
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 14, 2019, Columbia Property Trust (the "Company") held its annual meeting of stockholders. The following matters were submitted to the stockholders for a vote:

The Company's stockholders elected the following individuals to its board of directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified:

Name	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Carmen M. Bowser	84,490,206	347,289	154,494	12,571,754
John L. Dixon	83,756,511	828,033	407,445	12,571,754
David B. Henry	82,909,893	1,913,342	168,754	12,571,754
Murray J. McCabe	82,764,558	2,052,688	174,743	12,571,754
E. Nelson Mills	84,351,854	242,409	397,726	12,571,754
Constance B. Moore	84,324,728	505,964	161,297	12,571,754
Michael S. Robb	83,590,494	1,228,715	172,780	12,571,754
George W. Sands	84,063,382	532,133	396,474	12,571,754
Thomas G. Wattles	84,225,829	347,046	419,114	12,571,754

The Company's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company's 2019 proxy statement (the "Proxy Statement") as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
80,087,483	4,627,909	276,597	12,571,754

The Company's stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2019 as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
95,169,919	2,215,841	177,983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

May 16, 2019	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer